Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Aberdeen Global Income Fund, Inc.:

We consent to the use of our report dated December 23, 2013, with respect to the financial statements of Aberdeen Global Income Fund, Inc., as of October 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Experts” and “Financial Statements” in the statement of additional information.

/s/ KPMG LLP
KPMG LLP
Philadelphia, Pennsylvania
February 27, 2014